UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

BERENSON ACQUISITION CORP. I

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On December 13, 2022, Berenson Acquisition Corp. I issued the following press release:

BERENSON ACQUISITION CORP. I ANNOUNCES ADJOURNMENT OF SPECIAL MEETING OF STOCKHOLDERS TO JANUARY 10, 2023

NEW YORK CITY, NY, December 13, 2022 — Berenson Acquisition Corp. I (NYSE: BACA) (the “Company”) today announced that the special meeting of stockholders of the Company (the “Special Meeting”), originally scheduled for 11:30 a.m. Eastern Time on December 13, 2022, was convened and then adjourned, without conducting any business, to recommence at 11:00 a.m. Eastern Time on January 10, 2023, as a virtual meeting via live webcast at https://www.cstproxy.com/berensonacquisitioncorpi/2022.

The Special Meeting is being held for the purposes of considering and voting on (i) a proposal to amend the Company’s amended and restated certificate of incorporation (the “Charter Amendment”) to extend the date by which the Company must consummate an initial business combination from March 30, 2023 to September 30, 2023 or such earlier date as determined by the Company’s board of directors (the “Extension”) and (ii) a proposal to amend the Trust Agreement to provide for the Extension pursuant to the Charter Amendment. The record date for the Special Meeting remains the close of business on November 17, 2022. Stockholders who have not submitted their proxy for the Special Meeting, or who wish to change or revoke their proxy, are urged to do so promptly. Stockholders who have previously submitted their proxy and do not wish to change or revoke their proxy need not take any action. If you are a stockholder of record and have questions or need assistance voting your shares, please contact the Company’s proxy solicitor at: Morrow Sodali LLC, 333 Ludlow Street, 5th Floor, South Tower, Stamford, CT 06902, phone: (800) 662-5200 (banks and brokers: (203) 658-9400), email: BACA.info@investor.morrowsodali.com.

In light of the adjournment, the Company has extended the deadline for public stockholders to submit their shares for redemption in connection with the Extension to 5:00 p.m. Eastern Time on January 6, 2023. Stockholders who wish to withdraw their previously submitted redemption requests may do so prior to the vote at the Special Meeting by requesting that the Company’s transfer agent, Continental Stock Transfer & Trust Company, return such shares.

Further information related to attendance, voting and the proposals to be considered and voted on at the Special Meeting is described in the definitive proxy statement related to the Special Meeting filed by the Company with the Securities and Exchange Commission (the “SEC”) on November 21, 2022 (the “Definitive Proxy Statement”).

About Berenson Acquisition Corp. I

Berenson Acquisition Corp. I is a special purpose acquisition company (SPAC) focused on the software and technology-enabled services industry, The Company intends to effect a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses in the software or technology-enabled services sectors with a total enterprise value of in excess of $1 billion. For more information, visit http://www.berensonacquisitioncorp.com.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the approval of certain proposals at the Special Meeting or the implementation of the Extension. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties that may cause actual results to differ significantly, including those risks set forth in the Definitive Proxy Statement, the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other documents filed with the SEC. Copies of such filings are available on the SEC’s website at www.sec.gov. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Additional Information and Where to Find It

The Definitive Proxy Statement has been mailed to the Company’s stockholders of record as of the record date for the Special Meeting. Investors and security holders of the Company are advised to read the Definitive Proxy Statement because it contains important information about the Special Meeting and the Company. Investors and security holders of the Company may also obtain a copy of the Definitive Proxy Statement, as well as other relevant documents that have been or will be filed by the Company with the SEC, without charge and once available, at the SEC’s website at www.sec.gov or by directing a request to: Berenson Acquisition Corp. I., 667 Madison Avenue, 18th Floor, New York, New York 10065.

Participants in the Solicitation

The Company and certain of its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposals to be considered and voted on at the Special Meeting. Information concerning the interests of the directors and executive officers of the Company is set forth in the Definitive Proxy Statement, which may be obtained free of charge from the sources indicated above.

Contact:

Berenson Acquisition Corp. I

Josh Woodbridge

ir@berensonacquisitioncorp.com

http://www.berensonacquisitioncorp.com/

Media Contact:

Prosek Partners

Forrest Gitlin

FGitlin@prosek.com